SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Stratos International, Inc.

(Exact Name of Registrant as Specified in its Charter)

_______________

Delaware	36-4360035
(State of Incorporation)	(I.R.S. Employer Identification No.)

7444 West Wilson Avenue

Chicago, Illinois 60706

(Address of Principal Executive Offices)

_______________

Stratos Lightwave, Inc. 2003 Stock Plan

(Full Title of the Plan)

Phillip A. Harris

President and Chief Executive Officer

Stratos International, Inc.

7444 West Wilson Avenue

Chicago, Illinois 60706

(708) 867-9600

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Thomas R. Stephens, Esq.

Bartlit Beck Herman Palenchar & Scott LLP

1899 Wynkoop Street, 8th Floor

Denver, Colorado 80202

(303) 592-3100

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share, and associated preferred stock purchase rights (3)	1,330,000	$6.27	$8,339,100	$892.29

(1)

Shares issuable under awards granted under the Stratos Lightwave, Inc. 2003 Stock Plan, together with such additional and indeterminate number of shares of Common Stock of the Registrant as may become issuable as the result of stock splits, stock dividends or similar transactions affecting the Common Stock of the Registrant.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices of shares of the Common Stock of the Registrant on The Nasdaq Global Market on July 28, 2006.

(3)

Certain preferred stock purchase rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such rights, if any, is reflected in the market price of the associated Common Stock.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 (REGISTRATION NO. 333-114262)

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a registration statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective (Registration No. 333-114262, filed with the Securities and Exchange Commission (the “Commission”) on April 7, 2004), and in accordance with General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated herein by reference.

Item 8. Exhibits

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005).
4.2

Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2006).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005).
4.4

Specimen certificate representing shares of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on June 22, 2000).

4.5

Rights Agreement dated March 23, 2001 between the Registrant and Mellon Investor Services LLC (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 28, 2001).

4.6

First Amendment to Rights Agreement dated July 2, 2003 between the Registrant and Mellon Investor Services LLC (incorporated by reference to Exhibit 1.2 to the Amendment to the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 7, 2003).

5.1	Opinion of Bartlit Beck Herman Palenchar & Scott LLP.
23.1	Consent of BDO Seidman.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Bartlit Beck Herman Palenchar & Scott LLP (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included in the signature page to this Registration Statement).
99.1

Stratos Lightwave, Inc. 2003 Stock Plan (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 filed with the Commission on September 29, 2003).

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Exhibit Number	Description of Exhibit
99.2

Amendment to Stratos Lightwave, Inc. 2003 Stock Plan (incorporated by reference to Appendix B to the definitive proxy statement relating to the Registrant’s 2005 annual meeting of stockholders filed with the Commission on August 8, 2005).

99.3

Form of Stock Option Award Agreement under the Stratos Lightwave, Inc. 2003 Stock Plan (incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005).

99.4

Form of Restricted Stock Award Agreement (Employee Award) under the Stratos Lightwave, Inc. 2003 Stock Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 1, 2006).

99.5

Form of Restricted Stock Award Agreement (Director Award) under the Stratos Lightwave, Inc. 2003 Stock Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 8, 2005).

Item 9. Undertakings

(1)	The Registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the Registration Statement.

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(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(2)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 25, 2006.

STRATOS INTERNATIONAL, INC.

By:	/s/ Phillip A. Harris
Phillip A. Harris
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip A. Harris and Barry Hollingsworth, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Phillip A. Harris Phillip A. Harris	Director, President and Chief Executive Officer (Principal Executive Officer)	July 25, 2006
/s/ Barry Hollingsworth Barry Hollingsworth	Chief Financial Officer (Principal Financial and Accounting Officer)	July 27, 2006
/s/ Reginald W. Barrett Reginald W. Barrett	Chairman of the Board	July 27, 2006
/s/ Kenne P. Bristol Kenne P. Bristol	Director	July 27, 2006

/s/ David Y. Howe David Y. Howe	Director	July 27, 2006
______________________________ Charles Daniel Nelsen	Director
/s/ Edward J. O’Connell Edward J. O’Connell	Director	July 14, 2006
/s/ Brian J. Stark Brian J. Stark	Director	July 27, 2006
/s/ Newell V. Starks Newell V. Starks	Director	July 28, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005).
4.2

Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2006).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005).
4.4

Specimen certificate representing shares of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on June 22, 2000).

4.5

Rights Agreement dated March 23, 2001 between the Registrant and Mellon Investor Services LLC (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 28, 2001).

4.6

First Amendment to Rights Agreement dated July 2, 2003 between the Registrant and Mellon Investor Services LLC (incorporated by reference to Exhibit 1.2 to the Amendment to the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 7, 2003).

5.1	Opinion of Bartlit Beck Herman Palenchar & Scott LLP.
23.1	Consent of BDO Seidman.
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Bartlit Beck Herman Palenchar & Scott LLP (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included in the signature page to this Registration Statement).
99.1

Stratos Lightwave, Inc. 2003 Stock Plan (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 filed with the Commission on September 29, 2003).

Exhibit Number	Description of Exhibit
99.2

Amendment to Stratos Lightwave, Inc. 2003 Stock Plan (incorporated by reference to Appendix B to the definitive proxy statement relating to the Registrant’s 2005 annual meeting of stockholders filed with the Commission on August 8, 2005).

99.3

Form of Stock Option Award Agreement under the Stratos Lightwave, Inc. 2003 Stock Plan (incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2005).

99.4

Form of Restricted Stock Award Agreement (Employee Award) under the Stratos Lightwave, Inc. 2003 Stock Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 1, 2006).

99.5

Form of Restricted Stock Award Agreement (Director Award) under the Stratos Lightwave, Inc. 2003 Stock Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 8, 2005).

EXHIBIT 5.1

OPINION OF BARTLIT BECK HERMAN PALENCHAR & SCOTT LLP

Bartlit Beck Herman Palenchar & Scott LLP

1899 Wynkoop Street, 8th Floor

Denver, Colorado 80202

August 1, 2006

Stratos International, Inc.

7444 West Wilson Avenue

Chicago, Illinois 60706

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Stratos International, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on the date hereof (the “Registration Statement”), relating to the registration of 1,330,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), and associated preferred stock purchase rights (the “Rights”), to be issued under the Stratos Lightwave, Inc. 2003 Stock Plan (the “Stock Plan”). The terms of the Rights are set forth in the Rights Agreement, dated March 23, 2001, as amended July 2, 2003 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC.

In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus, the Stock Plan, the Rights Agreement, the Company’s Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, assuming that the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Shares, when issued and sold in accordance with the Stock Plan, the Registration Statement and the related Prospectus, will be validly issued, fully paid and non-assessable, and the Rights will be validly issued upon such issuance and sale of the underlying Shares.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Bartlit Beck Herman Palenchar & Scott LLP

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 14, 2006, relating to the consolidated financial statements, of Stratos International, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended April 30, 2006.

/s/ BDO Seidman, LLP

Chicago, Illinois

July 27, 2006

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stratos Lightwave, Inc. 2003 Stock Plan of Stratos International, Inc. of our report dated June 16, 2005, with respect to the consolidated financial statements of Stratos International, Inc. for the years ended April 30, 2005 and 2004 included in its Annual Report (Form 10-K) for the year ended April 30, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

July 26, 2006